Exhibit 99.1

BioXcel Therapeutics Announces Data Presentation at ASCO 2018 Annual Meeting

BRANFORD, Conn., May 17, 2018 — BioXcel Therapeutics, Inc. (“BTI”) (Nasdaq: BTAI), a clinical stage biopharmaceutical development company utilizing novel artificial intelligence to identify the next wave of medicines across neuroscience and immuno-oncology, today announced that it will present a poster featuring data from a preclinical study of the Company’s BXCL-701 and Nektar Therapeutics’ NKTR-214 as a potential combination therapy for pancreatic cancer patients at the upcoming 2018 American Society for Clinical Oncology (ASCO) Annual Meeting, being held June 1-5, 2018 in Chicago, IL, USA.

Details of the accepted poster are below:

Abstract #3085 / Poster #299: Efficacy and immune modulation by BXCL701 a dipeptidyl peptidase inhibitor, NKTR-214 a CD122-biased immune agonist with PD1 blockade in murine pancreatic tumors

Date:	Monday, June 04, 2018
Time:	8:30 AM-11:30 AM CT
Session:	Developmental Therapeutics- Immunotherapy
Location:	Hall A

Dr. Vince O’Neill, Chief Medical Officer of BTI commented, “We are pleased to present these promising results from our preclinical study evaluating the combination of BXCL701, NKTR-214 and anti-PD1 for the treatment of pancreatic tumors, which achieved not only 100% tumor durable regression, but also functional evidence of memory T cell formation in mice complimenting and extending upon existing BXCL 701 preclinical data. This triple combination therapy also has the potential to address resistance to therapy by promoting and facilitating immune infiltration, thus providing a rationale for further clinical investigation as a potential therapeutic candidate in pancreatic cancer.”

About BioXcel Therapeutics, Inc.:

BioXcel Therapeutics, Inc. is a clinical stage biopharmaceutical company focused on drug development that utilizes novel artificial intelligence to identify the next wave of medicines across neuroscience and immuno-oncology. BTI’s drug re-innovation approach leverages existing approved drugs and/or clinically validated product candidates together with big data and proprietary machine learning algorithms to identify new therapeutic indices. BTI’s two most advanced clinical development programs are BXCL501, a sublingual thin film formulation designed for acute treatment of agitation resulting from neurological and psychiatric disorders, and BXCL701, an immuno-oncology agent designed for treatment of a rare form of prostate cancer and for treatment of pancreatic cancer.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, but are not limited to, statements that relate to BXCL701’s advancement and development, the presentation of data at ASCO and other information that is not historical information. When used herein, words such as “anticipate”, “being”, “will”, “may”, “continue”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon BioXcel’s current expectations and various assumptions. BioXcel believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. BioXcel may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under “Risk Factors” in BioXcel’s prospectus dated March 7, 2018 and BioXcel’s other filings made with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as BioXcel’s current plans, estimates and beliefs. Investors should not place undue reliance on forward-looking statements. BioXcel cannot guarantee future results, events, levels of activity, performance or achievements. BioXcel does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by law.

Contact Information:

The Ruth Group

Lee Roth

646-536-7012

lroth@theruthgroup.com